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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report (which report expressed an unqualified opinion and contained an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Tax Positions, in 2008) dated September 28, 2009 with respect to the consolidated financial statements and schedule of Lannett Company, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 30, 2009 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 22, 2009

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  Consent of Independent Registered Public Accounting Firm